Keith Bair, Senior Vice President and CFO
keith.bair@FARO.com, 407-333-9911

FARO Reports Sales Growth of 25.7% in 2007; Orders Increase 21.8% for 2007

LAKE MARY, FL., February 13, 2008 - FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the fourth quarter ended December 31, 2007. Net income for the fourth quarter was $8.4 million, or $0.50 per diluted share, an increase of $4.7 million, compared to $3.7 million, or $0.25 per diluted share, in the fourth quarter of 2006. Net income for fiscal 2007 was $18.1 million, or $1.15 per diluted share, compared to $8.2 million, or $0.56 per diluted share for fiscal 2006. Fiscal 2007 results include a charge of $2.65 million, or $0.21 per diluted share, for the estimated fines and penalties that the Company anticipates could be necessary to resolve the previously announced Foreign Corrupt Practices Act (“FCPA”) matter with the U.S. Department of Justice (“DOJ”) and U.S. Securities and Exchange Commission (“SEC”).1

Sales for the fourth quarter of 2007 were $59.2 million, an increase of $15.3 million, or 34.9%, from $43.9 million in the fourth quarter of 2006. New order bookings for the fourth quarter of 2007 were $65.4 million, an increase of $15.6 million, or 31.3%, compared to $49.8 million in the year-ago quarter. Fiscal 2007 sales were $191.6 million, an increase of 25.7% compared to fiscal 2006 sales of $152.4 million, slightly above the Company’s full-year guidance of 20-25% sales growth. New order bookings for fiscal 2007 were $197.8 million, a 21.8% increase from $162.4 million in fiscal 2006.

“Once again, the FARO team around the world demonstrated its ability to perform,” stated Jay Freeland, FARO’s President and CEO. “Sales growth for 2007 was above the target range of 20-25% that we have been communicating all year. As always, fourth quarter sales were particularly strong with all three regions growing more than 20%.”

1 The Company believes that measuring net income and net income per diluted share without the impact of the $2.65 million FCPA charge and the $0.6 million of related tax effects is useful to management and investors (when presented in conjunction with the comparable GAAP measure of net income and net income per diluted share) because the impact of the $2.65 million charge on the Company’s tax rate could otherwise be unclear to investors. In addition, management refers to these financial measures to facilitate internal and external comparisons to the Company’s historical operating results..

Gross margin for the fourth quarter of 2007 was 60.0%, compared to 58.8% in the fourth quarter of 2006. Gross margin increased primarily as the result of an increase in unit sales in product lines with lower unit costs due to continuing productivity improvements. The gross margin for fiscal 2007 was 60.0% compared to 58.7% in fiscal 2006 and within the Company’s previously issued guidance of 58% to 60%.

Selling expenses as a percentage of sales decreased to 27.3% in the fourth quarter of 2007 compared to 29.2% in the fourth quarter of 2006. Selling expenses as a percentage of sales for fiscal 2007 were 29.3% compared to 29.7% for fiscal 2006.

General and administrative expenses were 11.8% of sales for the fourth quarter of 2007 compared to 14.2% of sales in the fourth quarter of 2006. General and administrative expenses in the fourth quarter of 2006 included $1.5 million of professional fees related to the Company’s Foreign Corrupt Practices Act (“FCPA”) matter and its patent litigation. General and administrative expenses were 13.3% of sales in 2007 and included the accrual of $2.65 million for the estimated fines and penalties that could be necessary to resolve the FCPA matter and $1.1 million of professional fees related to the Company’s FCPA matter and resolution of the patent litigation. General and administrative expenses were 16.1% of sales in fiscal 2006 and included $6.8 million of professional fees related to the FCPA matter and patent litigation.

Research and development (“R&D”) expenses were $3.1 million for the fourth quarter of 2007, up from $1.8 million in the fourth quarter of 2006. R&D expenses for fiscal 2007 were $10.3 million, or 5.4% of sales, an increase of $3.1 million from $7.2 million in fiscal 2006, or 4.7% of sales. The increase was driven primarily by costs associated with the recent launches of the new Quantum FAROArm and Fusion FAROArm product lines.

Operating margin for the fourth quarter of 2007 was 13.8%, compared to 8.8% in the year ago quarter.

Income tax expense was $1.1 million for the fourth quarter of 2007 compared to $0.8 million in the fourth quarter of 2006. The Company’s effective tax rate for 2007 increased to 21.5% compared to 16.2% for fiscal 2006 primarily as a result of the increase in non-deductible expenses for U.S. income tax purposes associated with the FCPA matter. The Company’s effective income tax rate, excluding the effects of the $2.65 million charge for the estimated fines and penalties associated with the FCPA matter, would have been 17.0%.2

2 The Company believes that calculating its effective tax rate without the impact of the FCPA charge is useful to management and investors because the impact of the $2.65 million charge on the Company’s tax rate could otherwise be unclear to investors. In addition, management refers to the adjusted effective tax rate to facilitate internal and external comparisons to the Company’s historical tax rate. The Company’s 2007 effective tax rate without the impact of the FCPA charge would have been calculated in accordance with FIN No. 18.

Full Year 2008 Sales and Gross Margin Guidance

“2007 was a tremendous year for FARO combining significant growth with great productivity, several new products and fantastic execution. Although there is clearly increased economic pressure globally, particularly in the U.S., we continue to see strong demand for our products. As such, in 2008 we are maintaining our guidance ranges of approximately 20% - 25% top line growth and gross margin of 58% to 60%,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “will,” “should,” “could,” “projects,” “forecast,” “target,” “goal,” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements include, but are not limited to:

•	our inability to further penetrate our customer base;
•	development by others of new or improved products, processes or technologies that make our products obsolete or less competitive;
•	our inability to maintain our technological advantage by developing new products and enhancing our existing products;
•	our inability to successfully identify and acquire target companies or achieve expected benefits from acquisitions that are consummated;
•	the cyclical nature of the industries of our customers and the financial condition of our customers;
•	the fact that the market potential for the CAM2 market and the potential adoption rate for our products are difficult to quantify and predict;
•	the inability to protect our patents and other proprietary rights in the United States and foreign countries;
•
fluctuations in our annual and quarterly operating results , and the inability to achieve our financial operating targets as a result of a number of factors including, but not limited to (i) litigation and regulatory actions brought against us, (ii) quality issues with our products, (iii) excess or obsolete inventory,(iv) raw material price fluctuations, (v) expansion of our manufacturing capability and other inflationary pressures, (vi) the size and timing of customer orders, (vii) the amount of time that it takes to fulfill orders and ship our products, (viii) the length of our sales cycle to new customers and the time and expense incurred in further penetrating our existing customer base, (ix) increases in operating expenses required for product development and new product marketing, (x) costs associated with new product introductions, such as product development, marketing, assembly line start-up costs and low introductory period production volumes, (xi) the timing and market acceptance of new products and product enhancements, (xii) customer order deferrals in anticipation of new products and product enhancements, (xiii) our success in expanding our sales and marketing programs, (xiv) costs associated with opening new sales offices outside of the United States, (xv) fluctuations in revenue without proportionate adjustments in fixed costs, (xvi) the efficiencies achieved in managing inventories and fixed assets; (xvii) investments in potential acquisitions or strategic sales, product or other initiatives, (xviii)shrinkage or other inventory losses due to product obsolescence, scrap, or material price changes, (xix) adverse changes in the manufacturing industry and general economic conditions, (xx) compliance with government regulations, including health, safety, and environmental matters, and (xxi) other factors noted herein;

•	changes in gross margins due to changing product mix of products sold and the different gross margins on different products,
•	our inability to successfully implement the requirements of Restriction of use of Hazardous Substances (RoHS) and Waste Electrical and Electronic Equipment (WEEE) compliance into our products;
•	the inability of our products to displace traditional measurement devices and attain broad market acceptance;
•	the impact of competitive products and pricing in the CAM2 market and the broader market for measurement and inspection devices;
•	the effects of increased competition as a result of recent consolidation in the CAM2 market;
•
risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens of complying with a wide variety of foreign laws and labor practices;

•	unforeseen developments in our FCPA matter or in complying with the FCPA in the future;
•
the fact that there is no assurance that the Company’s discussions with the SEC and the DOJ will result in a resolution of the FCPA matter with either the DOJ or the SEC or that any such resolution, if reached, may differ from the resolution currently anticipated by the Company;

•	the fact that predicting when the FCPA matter will be finally resolved with the SEC and the DOJ is not possible;
•
the fact that the amount of monetary sanctions ultimately paid by the Company to the SEC and the DOJ in resolving the FCPA matter, whether imposed on the Company or agreed to by settlement, may exceed the amount that that has been reserved by the Company;

•	the outcome of the class action securities litigation;
•	higher than expected increases in expenses relating to our Asia Pacific expansion or our Singapore manufacturing facility;
•	our inability to find less expensive alternatives to stock options to attract and retain employees;
•	the loss of our Chief Executive Officer, our Chief Technology Officer, our Chief Financial Officer, or other key personnel;
•	difficulties in recruiting research and development engineers, and application engineers;
•	the failure to effectively manage our growth;
•	variations in the effective tax rate and the difficulty predicting the tax rate on a quarterly and annual basis;
•	the loss of key suppliers and the inability to find sufficient alternative suppliers in a reasonable period or on commercially reasonable terms; and
•	the other risks detailed in the Company’s Annual Report on Form 10-K and other filings from time to time with the Securities and Exchange Commission.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO
With approximately 16,000 installations and 7,400 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models - or to perform evaluations against an existing model - for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO's technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world's best-selling portable measurement arm - the FaroArm; the world's best-selling laser tracker - the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Laser Scanner LS; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

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FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Year Ended
(in thousands, except share and per share data)	Dec 31, 2007	Dec 31, 2006	Dec 31, 2007	Dec 31, 2006

SALES	$59,228	$43,942	$191,617	$152,405
COST OF SALES (exclusive of depreciation and amortization, shown separately below)	23,700	18,125	76,574	62,947

GROSS PROFIT	35,528	25,817	115,043	89,458

OPERATING EXPENSES:
Selling	16,183	12,824	56,134	45,282
General and administrative	7,012	6,258	25,508	24,554
Depreciation and amortization	1,021	1,039	4,034	4,135
Research and development	3,127	1,838	10,256	7,228

Total operating expenses	27,343	21,959	95,932	81,199

INCOME FROM OPERATIONS	8,185	3,858	19,111	8,259

OTHER (INCOME) EXPENSE
Interest income	(854)	(227)	(2,036)	(743)
Other (income) expense, net	(471)	(351)	(1,898)	(790)
Interest expense	2	8	9	16

INCOME BEFORE INCOME TAX	9,508	4,428	23,036	9,776

INCOME TAX EXPENSE	1,104	770	4,943	1,580

NET INCOME	$8,404	$3,658	$18,093	$8,196

NET INCOME PER SHARE - BASIC	$0.51	$0.25	$1.17	$0.57

NET INCOME PER SHARE - DILUTED	$0.50	$0.25	$1.15	$0.56

Weighted average shares - Basic	16,584,477	14,426,478	15,443,259	14,397,050

Weighted average shares - Diluted	16,777,426	14,610,555	15,722,215	14,560,331

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share data)	December 31, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$25,798	$15,689
Short-term investments	77,375	15,790
Accounts receivable, net	54,767	42,706
Inventories	29,100	23,429
Deferred income taxes, net	2,841	1,845
Prepaid expenses and other current assets	6,719	3,222
Total current assets	196,600	102,681
Property and Equipment:
Machinery and equipment	12,895	9,131
Furniture and fixtures	5,008	3,988
Leasehold improvements	3,296	2,615
Property and equipment at cost	21,199	15,734
Less: accumulated depreciation and amortization	(13,672)	(8,889)
Property and equipment, net	7,527	6,845
Goodwill	19,117	17,266
Intangible assets, net	5,970	6,221
Service Inventory	10,865	7,278
Deferred income taxes, net	3,460	3,985
Total Assets	$243,539	$144,276
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$12,450	$11,182
Accrued liabilities	17,989	10,379
Income taxes payable	2,266	2,151
Current portion of unearned service revenues	8,594	4,569
Customer deposits	337	618
Current portion of long-term debt and obligations under capital leases	18	90
Total current liabilities	41,654	28,989
Unearned service revenues - less current portion	6,091	2,917
Deferred tax liability, net	1,073	1,200
Long-term debt and obligations under capital leases - less current portion	222	115
Total Liabilities	49,040	33,221

Commitments and contingencies

Shareholders' Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 16,700,966 and 14,586,402 issued; 16,644,052 and 14,464,715 outstanding, respectively	17	14
Additional paid-in-capital	146,489	85,160
Retained earnings	43,546	25,452
Accumulated other comprehensive income (loss)	4,598	580
Common stock in treasury, at cost - 40,000 shares	(151)	(151)
Total Shareholders' Equity	194,499	111,055
Total Liabilities and Shareholders' Equity	$243,539	$144,276

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in thousands)	2007	2006
CASH FLOWS FROM:

OPERATING ACTIVITIES:
Net income	$18,093	$8,196
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	4,034	4,135
Amortization of stock options and restricted stock units	1,216	401
Provision for bad debts	373	230
Deferred income tax (benefit) expense	(464)	20
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(9,121)	(12,173)
Inventories	(7,265)	2,804
Prepaid expenses and other current assets	(3,208)	(933)
Income tax (benefit) expense from exercise of stock options	(963)	(102)
Increase (decrease) in:
Accounts payable and accrued liabilities	9,884	3,062
Income taxes payable	1,278	526
Customer deposits	(269)	399
Unearned service revenues	8,007	3,189
Net cash provided by (used in) operating activities	21,595	9,754

INVESTING ACTIVITIES:
Acquisition of iQVolution
Purchases of property and equipment	(2,930)	(3,357)
Payments for intangible assets	(359)	(820)
(Purchases of) proceeds from short-term investments	(61,585)	700
Net cash used in investing activities	(64,874)	(3,477)

FINANCING ACTIVITIES:
Payments of capital leases	(92)	(204)
Income tax benefit (expense) from exercise of stock options	963	102
Proceeds from issuance of stock, net	58,421	361
Net cash provided by financing activities	59,292	259

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5,904)	(125)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,109	6,411

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,689	9,278

CASH AND CASH EQUIVALENTS, END OF PERIOD	$25,798	$15,689